Exhibit 5.1

[Goodwin Procter LLP Letterhead]

February 4, 2021

G Squared Ascend I Inc.

205 N Michigan Ave.

Suite 3770

Chicago, IL 60601

Re:    Securities Registered under Registration Statement on Form S-1 Pursuant to Rule 462(b)

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by G Squared Ascend I Inc., a Cayman Islands exempted company (the “Company”), of an additional 5,750,000 units for an aggregate offering of 34,500,000 units, including units purchasable by the underwriter upon its exercise of an over-allotment option granted to the underwriter by the Company (collectively, the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-fifth of one warrant of the Company, where each whole warrant entitles the holder thereof to purchase one Ordinary Share of the Company (the “Warrants”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. We have assumed, with your consent, that the Company is validly existing as an exempted company and in good standing under the laws of the Cayman Islands, has the exempted company power to execute, deliver and perform its obligations to which it is a party and has duly authorized the Ordinary Shares and Warrants constituting the Units, and that when the Units are delivered and paid for as contemplated by the Registration Statement, such Ordinary Shares and Warrants will have been duly and validly issued, executed and delivered under Cayman law, as applicable.

The opinions set forth below are limited to the law of New York.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.                   Units. When the Registration Statement becomes effective under the Securities Act and the Units are delivered and paid for, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.                   Warrants. When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery of such Warrants by Continental Stock Transfer & Trust Company, as warrant agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). We note that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP